                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the use in this Registration Statement on Form S-1 of our report dated August 23, 1999, except for the information presented in the third paragraph of Note 6 for which the date is February 11, 2000, relating to the financial statements of Sycamore Networks, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 17, 2000